Exhibit 99.(i)(15)

CONSENT OF DECHERT LLP

We hereby consent to the reference to our firm under the caption “Legal Counsel to the Trust” in the Statements of Additional Information comprising a part of Post-Effective Amendment No. 129 to the Form N-1A Registration Statement of Virtus Opportunities Trust, File No. 033-65137. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Dechert LLP

San Francisco, California

January 25, 2023